I-1

As filed with the Securities and Exchange Commission on January 7, 1994



                                                 Registration No. 33-
____________________________________________________________________________
____________________________________________________________________________

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                     __________________________

                       REGISTRATION STATEMENT
                                 ON
                              FORM S-8
                                UNDER
                     THE SECURITIES ACT OF 1933
                       ______________________

                       PROPERTY CAPITAL TRUST
 (Exact name of registrant as specified in its declaration of trust)

Massachusetts                                         04-2452367
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                 Identification Number)

                       One Post Office Square
                     Boston, Massachusetts 02109
         (Address of Principal Executive Offices) (Zip Code)

            PROPERTY CAPITAL TRUST 1992 STOCK OPTION PLAN
                        (Full title of plan)

                        William A. Bonn, Esq.
                  Senior Vice President and Counsel
                       Property Capital Trust
                       One Post Office Square
                     Boston, Massachusetts 02109
               (Name and address of agent for service)

                           (617) 451-2400
    (Telephone number, including area code, of agent for service)
                    ____________________________

                              Copy to:
                        Mark S. Bergman, Esq.
              Paul, Weiss, Rifkind, Wharton & Garrison
                     1285 Avenue of the Americas
                    New York, New York 10019-6064
                           (212) 373-3000
                    ____________________________

                                       (cover continued on next page)

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                               I-2

                   CALCULATION OF REGISTRATION FEE


 Title of each     Amount       Proposed         Proposed
   class of         to be        maximum         maximum
  securities     registered   offering price     aggregate      Amount of
     to be                     per share(1)      offering     registration
  registered                                     price(1)          fee


Common Shares,   250,000(2)     $6.25           $1,562,500       $538.79
no par value

____________________________________________________________________________
____________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
(2) Consists of 250,000 shares reserved for issuance pursuant to the Property Capital Trust 1992 Stock Option Plan. This registration statement also relates to such indeterminate number of additional Common Shares of Property Capital Trust as may be issuable as a result of stock splits, stock dividends or similar transactions.
_____________________________________________________________________________
_____________________________________________________________________________


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                               I-3

                         EXPLANATORY NOTE


          The Section 10(a) prospectus being delivered by Property Capital Trust (the "Trust" or the "Registrant") to participants in the Property Capital Trust 1992 Stock Option Plan (the "Plan"), as required by Rule 428 under the Securities Act, has been prepared in accordance with the requirements of Form S-8 and relates to the Trust's Common Shares, no par value (the "Common Shares"), reserved for issuance pursuant to the Plan. The Plan information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Trust as required by Rule 428 under the Securities Act. The Trust shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8. Request should be directed to William
A. Bonn, Senior Vice President and Counsel, Property Capital Trust, One Post Office Square, 21st Floor, Boston, MA 02109 (Telephone: (617) 451-
2400).

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                               II-1


                             PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.


     The following documents filed by the Trust with the Securities and Exchange Commission (the "Commission") pursuant to the Securities
Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference herein:

          1. The Trust's Annual Report on Form 10-K for the fiscal year ended July 31, 1993;

          2. The Trust's Registration Statement on Form 8-A dated November 24, 1971, filed pursuant to Section 12(b) of the Exchange Act, which contains a description of the Common Shares, including any amendment or report filed for the purpose of updating such description.

     All other documents filed by the Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The Declaration of Trust of the Registrant provides that no Trustee, officer, agent or employee of the Trust shall be liable to the Trust or to any shareholder, Trustee, officer, agent or employee for any act or failure to act except for those acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties. The Declaration of Trust of the Registrant provides that each shareholder, Trustee, officer, agent and employee of the Trust shall be


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                               II-2

entitled to (i) reimbursement from Trust property for such person's reasonable expenses and (ii) to be indemnified to such person's reasonable satisfaction from time to time against any and all losses, expenses or liabilities that arise out of or in connection with the affairs of the Trust or that such person may suffer because such person is a shareholder, Trustee, officer, agent or employee of the Trust; provided that such person shall not be reimbursed or indemnified for those acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of duties.

          Pursuant to the Trust's By-Laws, the Trust has agreed to indemnify and hold harmless each Trustee, officer, agent or employee of the Trust for the full extent required or permitted by the Declaration of Trust from and against any and all losses, expenses and liabilities that arise out of or in connection with the affairs of the Trust or that such person may suffer because such person is a Trustee, officer, agent or employee of the Trust.

          In addition, the Trust has entered into Indemnification Agreements with certain officers of the Trust pursuant to which the Trust has agreed to indemnify and hold harmless such officers from and against any damages, judgments, awards, fines, settlements and expenses actually and reasonably incurred by such persons in connection with any proceeding to which such person is or was made a party or is or was threatened to be made a party by reason of the fact that such person was an officer of the Trust, whether or not such proceeding proceeds to judgment or is settled or otherwise brought to a final disposition. The agreements further provide that the indemnified officers shall not be indemnified in connection with (i) any proceeding in which it shall have been finally adjudicated (or in the case of a settlement, which in the opinion of counsel for the Trust, if finally adjudicated, would likely have been adjudicated) that liability arose out of or was based upon such officers' willful malfeasance, bad faith, gross negligence or reckless disregard of duty or out of such officers' failure to act in good faith in a manner reasonably believed by such officer to be in the best interest of the Trust or (ii) any claim with respect to which such officer has actually received a payment under a valid insurance policy maintained by the Trust for the benefit of such officer except to the extent that the amount of such insurance payment is less than the amount of the total liability and expenses incurred by such officer with respect to any such claim.

          The Indemnification Agreements also provide that the Trust, in the event of any merger, consolidation or reorganization in which the Trust is not the surviving entity or in any sale of all or substantially all the assets of the Trust or any liquidation of the Trust

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                               II-3

(collectively, the "Extraordinary Transactions"), the Trust shall use its best efforts (i) to obtain insurance in favor of such officers from a reputable insurance carrier (if available at reasonable commercial rates) in a reasonable amount for a period of not less than one year from the date of any such Extraordinary Transaction against any liability to which the indemnification of the officers provided in the Indemnification Agreement relates, (ii) to have the obligations of the Trust under the agreement expressly assumed by the survivor, purchaser or successor as the case may be in any such Extraordinary Transaction or
(iii) to otherwise adequately provide for the satisfaction of the Trust's obligations under the Indemnification Agreements in a manner acceptable to the officer.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

          4.1  -  Declaration of Trust.(1)

          4.2  -  By-Laws of the Trust.(2)

          4.3  -  Specimen Common Stock Certificate.(3)

          5.1 - Opinion of Goodwin, Procter & Hoar as to the legality of the Common Shares being registered.

          23.1 -  Consent of Ernst & Young dated January 7, 1994.

          23.2 - Consent of Goodwin, Procter & Hoar (included in their opinion filed as Exhibit 5.1).

____________________

(1) Incorporated by reference to Exhibit 4.1 of the Trust's Registration Statement on Form S-2 dated May 13, 1983, Exhibit 3.2 to the Trust's Annual Report on Form 10-K for the year ended
     July 31, 1987, Exhibit 3.3 to the Trust's Annual Report on Form 10-K for the year ended July 31, 1992 and Exhibits 3.4 and 3.5 to the Trust's Annual Report on Form 10-K for the year ended July 31, 1993.

(2) Incorporated by reference to Exhibit 3.4 of the Trust's Annual Report on Form 10-K for the year ended July 31, 1992.

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                               II-4

(3) Incorporated by reference to Exhibit 4(b) of the Trust's Current Report on Form 8-K filed October 12, 1990.


Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees, officers, employees, agents and controlling persons of the Registrant pursuant to the Registrant's

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                               II-5

Declaration of Trust or By-laws, by contract, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer, employee, agent or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer, employee, agent or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






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                               II-6

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has fully caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on January 7, 1994.

                              PROPERTY CAPITAL TRUST


                              By: /s/ Robert M. Melzer
                                 Name:  Robert M. Melzer
                                 Title: President and Chief
                                        Executive Officer

     We, the undersigned Officers and Trustees of Property Capital Trust, hereby severally constitute Robert M. Melzer and William A. Bonn and each of them singularly are true and lawful attorneys with full power to them, and each of them singularly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally do all such things in our name and behalf in such capacities to enable Property Capital Trust to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or each of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                 Title                   Date


/s/ Robert M. Melzer     Trustee, President and      January 7, 1994
    Robert M. Melzer      Chief Executive Officer
                          (Principal Executive and
                          Financial Officer)


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                               II-7

        Signature                 Title                   Date

/s/ Robin W. Devereux      Vice President and        January 7, 1994
    Robin W. Devereux       Treasurer (Principal
                            Accounting Officer)

/s/ Walter M. Cabot        Trustee                   January 7, 1994
    Walter M. Cabot

/s/ Graham O. Harrison     Trustee                   January 7, 1994
    Graham O. Harrison

/s/ J. Atwood Ives         Trustee                   January 7, 1994
    J. Atwood Ives

/s/ Walter F. Leinhardt    Trustee                   January 7, 1994
    Walter F. Leinhardt

/s/ Norman B. Leventhal    Trustee                   January 7, 1994
    Norman B. Leventhal

/s/ Edward H. Linde        Trustee                   January 7, 1994
    Edward H. Linde

/s/ Glenn P. Strehle       Trustee                   January 7, 1994
    Glenn P. Strehle


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                               II-8


                         INDEX TO EXHIBITS


Exhibits                                        Sequential page
                                                     number

  4.1-    Declaration of Trust.(1)

  4.2-    By-laws of the Trust.(2)

  4.3-    Specimen Common Share Certificate.(3)

  5.1-    Opinion of Goodwin, Procter & Hoar          12
          as to the legality of the Common
          Shares being registered

 23.1-    Consent of Ernst & Young                    13
          dated January 7, 1994.

 23.2-    Consent of Goodwin, Procter & Hoar
          (included in their opinion filed as
          Exhibit 5.1).



____________________

(1) Incorporated by reference to Exhibit 4.1 of the Trust's Registration Statement on Form S-2 dated May 13, 1993, Exhibit 3.2 to the Trust's Annual Report on Form 10-K for the year ended July 31, 1987, Exhibit 3.3 to the Trust's Annual Report on Form 10-K for the year ended July 31, 1992 and Exhibits 3.4 and 3.5 to the Trust's Annual Report on Form 10-K for the year ended July 31, 1993.

(2) Incorporated by reference to Exhibit 3.4 of the Trust's Annual Report on Form 10-K for the year ended July 31, 1992.

(3) Incorporated by reference to Exhibit 4(b) of the Trust's Current Report on Form 8-K filed October 12, 1990.